Code of Ethics of Research Frontiers Incorporated

Explanatory note
Section 406 of the US Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), and the rules issued by the US Securities and Exchange Commission ("SEC") thereunder, require an SEC reporting company to disclose whether or not it has adopted a written code of ethics applicable to the company's senior financial officers, including the company's principal executive officer. This Code of Ethics ("Code") has been adopted by Research Frontiers Incorporated ("the Company") in accordance with these provisions. Furthermore the Company is required to disclose whether, during the financial year being reported, it has amended the Code or granted a waiver from any provision of the Code. It is not the Company's intention to grant or permit waivers from the requirements of this Code.

The SEC encourages companies to apply the code of ethics to as broad a spectrum of personnel and affiliates as practicable and accordingly the Code affects a wider group of employees than specified by Sarbanes-Oxley. Those to whom the Code applies are required to adhere to its provisions completely and to address any perceived conflict with the Company's General Counsel and Audit Committee.

This explanatory note is not part of the Code.

1. Introduction
The Board of Directors of Research Frontiers Incorporated (the "Company") has adopted this code of ethics (the "Code"), which is applicable to all its Relevant Officers (as defined in paragraph 2 below), to
- promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;
- promote the full, fair, accurate, timely and understandable disclosure of the Company's financial results in accordance with applicable disclosure standards, including, where appropriate, standards of materiality;
- promote compliance with applicable governmental laws, rules and regulations;
-   deter wrongdoing; and
- require prompt internal reporting of breaches of, and accountability for adherence to, the Code.

The Code may be amended only by resolution of the Board of Directors of the Company.

Relevant Officers
The Code is applicable to
-    The Chief Executive of the Company;
-    The Chief Operating Officer of the Company;
- The Treasurer, Chief Financial Officer and Chief Accounting Officer of the Company;
-    All Vice Presidents of the Company;
- All personnel performing an accounting or bookkeeping function for the Company;

For the purposes of the Code, employees from time to time holding any of the above positions shall be a Relevant Officer and shall comply with the provisions of this Code for so long as they are Relevant Officers. References to the "Company" shall also apply to any subsidiary of the Company.


3. Honest and Ethical Conduct
Each Relevant Officer owes a duty to the Company to act with integrity.Integrity requires, among other things, being honest and candid. Deceit, dishonesty and subordination of principle are inconsistent with integrity. Service to the Company should never be subordinated to personal gain and advantage.

Specifically, each Relevant Officer must:
- Act with integrity, including being honest and candid while still maintaining the confidentiality of Company information where required or in the Company's interests.
-    Observe, fully, applicable governmental laws, rules and regulations.
- Comply with the requirements of applicable accounting and auditing standards and Company policies in the maintenance of a high standard of accuracy and completeness in the Company's financial records.
- Adhere to a high standard of business ethics and not seek competitive advantage through unlawful or unethical business practices.
- Avoid conflicts of interest wherever possible. Anything that would be a conflict for a Relevant Officer will also be a conflict if it is related to a member of his or her family or a close relative. Examples of conflict of interest situations, if material, include the following:
     -    any significant ownership interest in any supplier or customer;
     - any consulting or employment relationship with any customer, supplier or competitor;
     - any outside business activity that detracts from an individual's ability to devote appropriate time and attention to his or her responsibilities with the Company;
     - the receipt of any money, non-nominal gifts or excessive entertainment from any company with which the Company has current or prospective business dealings;
     - being in the position of supervising, reviewing or having any influence on the job evaluation, pay or benefit of any close relative; and
     - selling anything to the Company or buying anything from the Company, except on the same terms and conditions as comparable officers or directors are permitted to so purchase or sell.

4. Disclosure
The Company strives to ensure that the contents of and the disclosures in the reports and documents that the Company files with the Securities and Exchange Commission (the "SEC") and other public communications shall be full, fair, accurate, timely and understandable in accordance with applicable disclosure standards, including standards of materiality, where appropriate.

Each Relevant Officer must:
- not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company's independent auditors, governmental regulators, self-regulating organizations and other governmental officials, as appropriate;
- in relation to his or her area of responsibility, properly review and critically analyze proposed disclosure for accuracy and completeness.

In addition, all Relevant Officers must familiarize himself or herself with the disclosure requirements applicable to the Company as well as the business and financial operations of the Company.

5. Compliance

It is the Company's policy to comply with all applicable governmental laws,rules and regulations. It is the personal responsibility of each Relevant Officer to, and each Relevant Officer must, adhere to the standards and restrictions imposed by those laws, rules and regulations, including those relating to accounting and auditing matters.

6. Reporting and Accountability
The Audit Committee of the Board of Directors of the Company is responsible for applying this Code to specific situations in which questions are presented to it and has the authority to interpret this Code in any particular situation. Any Relevant Officer who becomes aware of any existing or potential breach of this Code is required to notify the General Counsel of the Company and the Audit Committee promptly. Failure to do so is itself a breach of this Code.

Specifically, each Relevant Officer must:
- Notify the General Counsel and Audit Committee promptly of any existing or potential violation of this Code.
- Not retaliate against any employee or Relevant Officer for reports of potential violations that are made in good faith.
The Audit Committee shall take all action it considers appropriate to investi-gate any breaches reported to it. If a breach has occurred,the Company will take such disciplinary or preventive action as the Board of Directors deems appropriate, after consultation with the Audit Committee.

Specifically, the Company will follow the following procedures in investigating and enforcing this Code and in reporting on the Code:
- Breaches and potential breaches will be reported by the General Counsel to the Audit Committee.
- The Audit Committee will take all appropriate action to investigate any breaches reported to it.
- If the Audit Committee determines that a breach has occurred,it will inform the Board of Directors.
- Upon being notified that a breach has occurred, the Board will take or authorize such disciplinary or preventive action as it deems appropriate, after consultation with the Audit Committee, up to and including dismissal or, in the event of criminal or other serious violations of law, notification of the SEC or other appropriate law enforcement authorities.
- Any changes to or waivers of this Code will be disclosed in the Company's annual report on Form 10-K.
7. Waivers
Any waiver (defined below) or an implicit waiver (defined below) from a provision of this Code is required to be disclosed in the Company's Annual Report on Form 10-K or a Report on Form 8-K filed with the SEC. A waiver is defined by SEC rules as a material departure from a provision of the Code and an implicit waiver means failure to take action within a reasonable period of time regarding a material departure from a provision of the Code that has been made known to an executive officer of the Company. Relevant Officers should note that it is not the Company's intention to grant or to permit waivers from the requirements of this Code. Relevant Officers should note that the Company expects full compliance with this Code.

8. Inquiries
All inquiries in relation to this Code or its applicability to particular people or situations should be addressed to the General Counsel of the Company or the Audit Committee.

9. Certification: As a Relevant Officer (as defined above) of Research Frontiers Incorporated (the "Company"):

I recognize that executive officers and financial managers hold an important and elevated role in corporate governance. I am uniquely capable and empowered to ensure that stakeholders' interests are appropriately balanced, protected and preserved. Accordingly,this Code provides principles to which executive officers and financial managers are expected to adhere and advocate. The Code embodies rules regarding individual and peer responsibilities,as well as responsibilities to the Company, the public and other stakeholders.I certify that I adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct, and to the best of my knowledge and ability:

1. I will act with honesty and integrity,avoiding actual or apparent conflicts of interest in personal and professional relationships.

2. I will provide constituents with information that is accurate, complete, objective, relevant, timely and understandable.

3. I will comply with applicable rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies.

4. I will act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing my independent judgment to be subordinated.

5. I will respect the confidentiality of information acquired in the course of my work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of my work is not used for personal advantage.

6. I will share knowledge and maintain skills important and relevant to my constituents' needs.

7. I will proactively promote ethical behavior as a responsible partner among peers in my work environment and community.

8. I will achieve responsible use of and control over all assets and resources employed or entrusted to me.

9. I will report any known or suspected violations of this Code in accordance with all applicable rules of procedure.

10. I will be accountable for adhering to this Code.
____________________________________________
(Signature)
____________________________________________
(Print Name and Title of Executive)
cc: General Counsel, Chief Financial Officer and Audit Committee of Research Frontiers Incorporated